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                                  EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT

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                                 Percentage     State of
Name                                Owned     Incorporation
----                             -----------  -------------

Elmira Savings & Loan, F.A.         100%      United States

Brilie Corporation (a)              100%      New York

ES&L Mortgage Corporation (a)       100%      New York

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(a)  Wholly-owned subsidiary of Elmira Savings & Loan, F.A.